EXHIBIT 23.1


Consent of Schvaneveldt and Company


I consent to the reference to, in this Annual Report on Form 10KSB, my audit report relating to the financial statements of AccuImage Diagnostic Corp., for the years ended September 30, 1997. and 1999, which appears in such Annual report. I also consent to the reference to me under the heading "Experts" in such Annual Report.



/s/ SCHVANEVELDT & COMPANY
--------------------------
Schvaneveldt & Company
March 8, 2000












                                  EXHIBIT 23.1